SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2004

Hanmi Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard	90010
Los Angeles California
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 2. Acquisition or Disposition of Assets

As reported on Form 8-K dated May 3, 2004, effective April 30, 2004, Pacific Union Bank, a California banking corporation (“PUB”), merged (the “Merger”) with and into Hanmi Bank, a California banking corporation and a direct and wholly owned subsidiary of Hanmi Financial Corporation (“Hanmi” or the “Company”). The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 22, 2003, by and between Company, Hanmi Bank and PUB (the “Merger Agreement”).

In the transaction, Hanmi Financial Corporation paid $164.5 million in cash to acquire 5,537,431 of the PUB shares owned by Korea Exchange Bank. All of the remaining outstanding PUB shares were converted in the acquisition into shares of Hanmi common stock based on an exchange ratio of 1.1560 Hanmi shares for each PUB share.

This Form 8-K/A amends the Current Report on Form 8-K dated May 3, 2004 to include Item 7. (a) financial statements of PUB as of and for the three-month period ended March 31, 2004 and Item 7. (b) pro forma financial information as of and for the three-month period ended March 31, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Pacific Union Bank

(1)	Unaudited Balance Sheet as of March 31, 2004

(2)	Unaudited Statement of Income for the Three-Month Period Ended March 31, 2004

(3)	Unaudited Statement of Cash Flows for the Three-Month Period Ended March 31, 2004

(3)	Notes to Financial Statements

(b)	Pro Forma Financial Information

(1)	Unaudited Condensed Combined Balance Sheet as of March 31, 2004

(2)	Unaudited Pro Forma Condensed Combined Statement of Income for the Three-Month Period Ended March 31, 2004

(3)	Notes to Condensed Combined Financial Statements

PACIFIC UNION BANK

Balance Sheet

	March 31, 2004	December 31, 2003
	(Unaudited)
Cash and due from banks	$63,331,852	$24,515,984
Federal funds sold	120,000,000	8,500,000
Federal Home Loan Bank stock	9,306,600	7,850,900
Securities held to maturity, at amortized cost (fair value of $54,138,083 at March 31, 2004 and $58,819,467 at December 31, 2003)	53,432,588	58,864,296
Securities available for sale, at the lower of cost or fair value	112,686,700	151,814,571
Loans receivable, net of allowance for losses of $10,846,422 at March 31, 2004 and $10,301,793 at December 31, 2003	869,069,013	861,998,206
Loans held for sale, at the lower of cost or fair value	472,500	906,414
Customers’ liability on acceptances	413,711	1,053,807
Premises and equipment, net	6,347,698	6,683,818
Accrued interest receivable	3,814,279	3,779,836
Deferred taxes, net	4,780,855	5,214,895
Other assets	5,094,757	5,220,103

Total assets	$1,248,750,553	$1,136,402,830

Deposits:
Demand, noninterest-bearing	$250,396,648	$254,623,241
Demand, interest-bearing	7,969,902	7,729,539
Money market and savings	296,916,418	175,136,447
Time deposits of $100,000 or more	378,443,225	331,805,430
Other time deposits	89,638,273	93,686,774

Total deposits	1,023,364,466	862,981,431
Federal Home Loan Bank advances	105,000,000	157,016,700
Other liabilities	6,845,453	5,722,024

Total liabilities	1,135,209,919	1,025,720,155

Common stock, $6 par value. Authorized 30,000,000 shares; issued and outstanding 10,692,821 shares at March 31, 2004 and 10,686,984 shares at December 31, 2003	64,152,109	64,117,087
Additional paid-in capital	22,343,157	22,332,751
Accumulated other comprehensive income	119,686	(465,375)
Retained earnings	26,925,682	24,698,212

Total shareholders’ equity	113,540,634	110,682,675

Total liabilities and shareholders’ equity	$1,248,750,553	$1,136,402,830

See accompanying Notes to Financial Statements.

PACIFIC UNION BANK
Statements of Income
For the Three Months Ended March 31, 2004 and 2003
(Unaudited)

	Three months ended March 31,
	2004	2003
Interest income:
Interest and fees on loans	$11,797,205	$9,938,446
Interest on securities held to maturity	452,257	892,385
Interest on securities available for sale	1,403,033	673,373
Interest on Federal funds sold	83,882	271,524
Other interest income	87,818	52,545

Total interest income	13,824,195	11,828,273

Interest expense:
Demand deposits — interest bearing	6,372	6,268
Savings and money market accounts	761,584	578,448
Time deposits of $100,000 or more	1,516,740	1,409,319
Other time deposits	536,204	720,352
Other borrowings	818,301	598,323

Total interest expense	3,639,201	3,312,710
Net interest income before provision for loan losses	10,184,994	8,515,563
Provision for loan losses	400,000	600,000

Net interest income after provision for loan losses	9,784,994	7,915,563

Noninterest income:
Service charges on deposit accounts	1,462,885	1,640,115
Gain on sale of loans	450,978	428,992
Gain on sale of securities	649,479	—
Trade finance fees	203,580	191,807
Remittance fees	199,718	215,806
Other income	363,600	461,407

Total noninterest income	3,330,240	2,938,127

Noninterest expenses:
Salaries and employee benefits	3,797,285	3,231,985
Occupancy and equipment	1,149,400	1,036,845
Data processing	501,650	471,381
Supplies and communications	367,380	338,838
Professional fees	503,460	178,257
Advertising and promotion	187,824	152,601
Loan referral fees	73,214	106,832
Other operating	841,793	767,334

Total noninterest expenses	7,422,006	6,284,073

Income before income tax provision	5,693,228	4,569,617
Income tax provision	2,397,000	1,849,000

Net income	$3,296,228	$2,720,617

Earnings per share:
Basic	$0.31	$0.26
Diluted	$0.30	$0.25
Weighted-average common shares outstanding:
Basic	10,687,670	10,621,554
Diluted	10,809,735	10,683,470

See accompanying Notes to Financial Statements.

PACIFIC UNION BANK
Statements of Cash Flows
For the Three Months Ended March 31, 2004 and 2003
(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$3,296,228	$2,720,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	327,084	305,570
Provision for loan losses	400,000	600,000
Gain on sale of securities	(649,479)	—
Accretion of discount and amortization of premium on securities held to maturity, net	191,168	156,511
Accretion of discount and amortization of premium on securities available for sale, net	12,706	(283,382)
Net loss on disposal of premises and equipment	2,151	9,943
Gain on sale of loans	(450,979)	(428,992)
Origination of loans held for sale	(5,704,021)	—
Proceeds from sale of loans held for sale	5,895,808	—
(Increase) decrease in accrued interest receivable	(34,443)	123,705
Decrease in deferred income taxes	45,211	442,000
Stock dividend on Federal Home Loan Bank stock	(172,400)	(47,000)
Decrease (increase) in other assets	125,346	(620,354)
Decrease in accrued interest payable	(402,961)	(33,661)
Increase in other liabilities	2,166,486	476,341

Net cash provided by operating activities	5,047,905	3,421,298

Cash flows from investing activities:
Increase in Federal Home Loan Bank stock	(1,283,300)	—
Proceeds from maturities and redemptions of securities held to maturity	5,240,540	12,992,806
Proceeds from maturities and redemptions of securities available for sale	9,826,418	19,870,481
Proceeds from sale of securities available for sale	56,984,849	—
Purchase of securities available for sale	(26,072,733)	(34,658,226)
Proceeds from recoveries of written-off loans	254,071	12,321
Net increase in loans	(7,031,772)	(48,700,027)
Purchases of premises and equipment	6,226	(25,543)
Proceeds from sale of premises and equipment	659	—

Net cash provided by (used in) investing activities	37,924,958	(50,508,188)

Cash flows from financing activities:
Net increase (decrease) in demand deposits, noninterest-bearing	(4,226,593)	16,648,737
Net increase in demand deposits, interest-bearing	240,363	22,244
Net increase (decrease) in money market and savings deposits	121,779,971	(23,491,866)
Net increase in time certificates of deposit	42,589,294	6,566,141
Decrease in other borrowed funds	(52,016,700)	—
Proceeds from exercise of stock options, including tax benefits	45,428	—
Cash dividends paid	(1,068,758)	—

Net cash provided by (used in) financing activities	107,343,005	(254,744)

Net increase (decrease) in cash and cash equivalents	150,315,868	(47,341,634)
Cash and cash equivalents at beginning of period	33,015,984	86,765,173

Cash and cash equivalents at end of period	$183,331,852	$39,423,539

	Three Months Ended March 31,
	2004	2003
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$4,042,162	$3,346,372
Income taxes	$—	$1,000,000
Noncash investing and financing activities:
Transfer of loans receivable to loans held for sale	$472,500	$—

See accompanying Notes to Financial Statements.

PACIFIC UNION BANK
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1.	BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements of Pacific Union Bank (“Bank”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United State of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

2.	EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations for the three months ended March 31, 2004 and 2003.

		Weighted
	Net Income	Average Shares	Per Share
2004	(Numerator)	(Denominator)	Amount
Basic EPS -
Income available to common stockholders	$3,296,228	10,687,670	$0.31
Effect of dilutive stock options	—	122,065	(0.01)

Diluted EPS -
Income available to common stockholders	$3,296,228	10,809,735	$0.30

		Weighted
	Net Income	Average Shares	Per Share
2003	(Numerator)	(Denominator)	Amount
Basic EPS -
Income available to common stockholders	$2,720,617	10,621,554	$$0.26
Effect of dilutive stock options	—	61,916	(0.01)

Diluted EPS -
Income available to common stockholders	$2,720,617	10,683,470	$$0.25

3.	CAPITAL TRANSACTIONS

     The Bank’s outstanding number of shares was 10,692,821 at March 31, 2004. The Bank declared cash dividends of $0.05 per common share on January 22, 2004 and March 25, 2004 payable on February 27, 2004 and April 21, 2004 to all shareholders of record as of February 17, 2004 and April 4, 2004, respectively.

4.	STOCK OPTIONS

     The Bank applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its Plan. Accordingly, no compensation costs have been recognized for its stock option plan in the financial statements.

Had compensation cost for the Bank’s stock option plan been determined based on the fair values at the grant dates for awards under the plan consistent with the fair value method of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, the Bank’s net income and earnings per share for the three months ended March 31, 2004 and March 31, 2003 would have been reduced to the pro forma amounts indicated below.

	March 31, 2004	March 31, 2003
Net Income:
As reported	$3,296,228	2,720,617
Pro forma	3,279,068	2,706,718
Earnings per share:
As reported:
Basic	$0.31	$0.26
Diluted	0.30	0.25
Pro forma:
Basic	$0.31	$0.25
Diluted	0.30	0.25

5.	RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46R (revised December 2003), Consolidation of Variable Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FASB Interpretation No. 46R (“FIN 46R”) replaces FASB Interpretation No. 46, which was issued in January 2003. The Bank is required to apply FIN 46R to variable interest in variable interest entities (“VIE”) created after December 31, 2003. For VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The application of FIN 46R is not expected to have material effect on the Bank’s financial statements.

     SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, (“SFAS No. 150”) was issued in May 2003. It establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 applies to instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, SFAS No. 150 will be effective for the Bank on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Bank currently does not have any financial instruments that are within the scope of this Statement.

     In December 2003, the Accounting Standards Executive Committee of the AICPA issued Statement of Position No. 03-3 (“SOP 03-3”), Accounting for Certain Loans or Debt Securities Acquired in a Transfer. SOP 03-3 addresses the accounting for differences between the contractual cash flows and the cash flows expected to be collected from purchased loans or debt securities if those differences are attributable, in part, to credit quality. SOP 03-3 requires purchased loans and debt securities to be recorded initially at fair value based on the present value of the cash flows expected to be collected with no carryover of any valuation allowance previously recognized by the seller. Interest income should be recognized based on the effective yield from the cash flows expected to be collected. To the extent that the purchased loans or debt securities experience subsequent deterioration in credit quality, a valuation allowance would be established for any additional cash flows that are not expected to be received. However, if more cash flows subsequently are expected to be received than originally estimated, the effective yield would be adjusted on a prospective basis. SOP

03-3 will be effective for loans and debt securities acquired after December 31, 2004. Management does not expect the adoption of this statement to have a material impact on the Bank’s financial position, results of operations, or cash flows.

6.	SUBSEQUENT EVENT

     As of April 30, the Bank was merged with Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation. Korea Exchange Bank, the Bank’s majority shareholder, received $164.5 million in cash for 5,537,431 shares owned by it. All of the Bank’s remaining outstanding shares were converted in the acquisition into shares of Hanmi common stock based on an exchange ratio of 1.1560 Hanmi shares for each of the Bank’s shares.

HANMI FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

On April 30, 2004, Hanmi completed its merger with PUB, and Hanmi and PUB combined operations.

     The following unaudited pro forma condensed combined financial statements reflect the effects of the merger on the historical financial position and results of operations of Hanmi and PUB. The unaudited pro forma condensed combined statement of income combines the historical consolidated financial statements of Hanmi and PUB, giving effect to the merger as if it had occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Hanmi and PUB, giving effect to the merger as if it had occurred on March 31, 2004. We have adjusted the historical financial information to give effect to pro forma events that are directly attributable to the merger, factually supportable, and, with respect to the statement of income, expected to have a continuing effect on combined results. This information has been prepared from, and should be read in conjunction with:

•	the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	the separate historical financial statements of Hanmi as of and for the year ended December 31, 2003 included in Hanmi’s Annual Report on Form 10-K for the year ended December 31, 2003; and

•	the separate historical financial statements of PUB as of and for the year ended December 31, 2003 included in PUB’s Annual Report on Form 10-K for the year ended December 31, 2003.

     The unaudited pro forma condensed combined financial statements included in this document are presented for informational purposes only and are not a measure of performance calculated in accordance with generally accepted accounting principles. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger had been completed on the date or at the beginning of the period indicated or which may be obtained in the future.

     We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma condensed combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue, nor do they reflect business integration costs which Hanmi expects to incur, and, accordingly, do not attempt to predict or suggest future results.

Pro Forma Condensed Combined Balance Sheet
As of March 31, 2004
(Unaudited; dollar amounts in thousands)

			Pro Forma
	Hanmi	PUB	Adjustments	(Note 4)	Pro Forma
Cash and due from banks	$50,707	$63,332	$(167,319)	(a)
			75,000	(c)
			(3,159)	(c)
			19,941	(b)	$38,502
Federal funds sold		120,000			120,000

Cash and cash equivalents	50,707	183,332	(75,537)		158,502
Federal Reserve Bank stock	2,935				2,935
Federal Home Loan Bank stock	7,463	9,307			16,770
Investment securities	362,446	166,119	(1,489)	(g)	527,076
Loans receivable, net	1,254,525	869,069	376	(g)	2,123,970
Loans held for sale	27,106	473			27,579
Premises and equipment, net	8,126	6,348	5,459	(g)	19,933
Goodwill	2,012		199,285	(g)
			7,948	(g)	209,245
Core deposit intangible			13,137	(g)	13,137
Other assets	45,485	14,103	619	(b)
			(49)	(g)
			(1,772)	(h)	58,386

Total assets	$1,760,805	$1,248,751	$147,977		$3,157,533

Deposits:
Demand	$487,728	$258,367			$746,095
Savings	91,793	45,014			136,807
Money market checking	292,303	251,902			544,205
Time deposits	605,142	468,081	$264	(g)	1,073,487

Total deposits	1,476,966	1,023,364	264		2,500,594
Other borrowed funds	56,504	105,000	789	(g)	162,293
Junior subordinated notes issued to Hanmi Capital Trust	61,856		20,560	(b)	80,416
Other liabilities	16,966	6,846	7,948	(g)
			4,512	(g)
			(1,014)	(a)	35,258

Total liabilities	1,612,292	1,135,210	33,059		2,780,561

			Pro Forma
	Hanmi	PUB	Adjustments	(Note 4)	Pro Forma
Common stock	14	64,152	(64,152)	(f)
			4	(c)
			6	(d)	24
Additional paid-in capital	104,034	22,343	(22,343)	(f)
			69,531	(c)
			155,405	(d)
			1,063	(e)
			2,305	(c)
			145	(a)	332,483
Accumulated other comprehensive income	3,520	120	(120)	(f)	3,520
Retained earnings	40,945	26,926	(26,926)	(f)	40,945

Total shareholders’ equity	148,513	113,541	114,918		376,972

Total liabilities and shareholders’ equity	$1,760,805	$1,248,751	$147,977		$3,157,533

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 2004
(Unaudited; dollar amounts in thousands)

			Pro Forma
	Hanmi	PUB	Adjustments		Pro Forma
Interest income:
Interest and fees on loans	$18,288	$11,797	$(44)	(i)	$30,041
Interest on investments	3,796	1,855	25	(j)	5,676
Interest on Federal funds sold	22	84			106
Other interest income		88			88
Interest income pro forma adjustment			(155)	(k)	(155)

Total interest income	22,106	13,824	(174)		35,756

Interest expense:
Deposits and other borrowings	4,830	3,639	(353)	(i)	8,116
Junior subordinated notes	340		490	(j)	831

Total interest expense	5,170	3,639	138		8,947

Net interest income before provision for loan losses	16,936	10,185	(312)		26,809
Provision for loan losses	900	400			1,300

Net interest income after provision for loan losses	16,036	9,785	(312)		25,509

Noninterest income:
Service charges on deposit accounts	2,667	1,463			4,130
Gain on sale of loans	469	451			920
Gain on sales of securities	3	649			652
Trade finance fees	805	204			1,009
Remittance fees	257	200			457
Other service charges and fees	187	244			431
Other income	443	119			562

Total noninterest income	4,831	3,330	—		8,161

Noninterest expenses:
Salaries and employee benefits	5,684	3,797			9,481
Occupancy and equipment	1,385	1,149	32	(i)	2,566
Data processing	820	502			1,322
Supplies and communications	357	368			725
Professional fees	270	503			773
Advertising and promotion	545	188			733
Loan referral fees	159	76			235
Other operating	1,178	839	657	(i)	2,674

Total noninterest expenses	10,398	7,422	689		18,509

Income before income tax provision	10,469	5,693	(1,001)		15,161
Income tax provision (benefit)	4,083	2,397	(390)	(l)	6,090

Net income	$6,386	$3,296	$(611)		$9,071

Earnings per share data:
Basic	$0.45	$0.31			$0.37	(m)
Diluted	$0.44	$0.30			$0.37	(m)
Basic average common shares outstanding	14,201,594	10,687,670	10,156,696		24,358,290
Diluted average common shares outstanding	14,486,213	10,809,735	10,254,115		24,740,328

See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

     The merger will be accounted for using the purchase method of accounting.

     Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, requires use of the purchase method of accounting for business combinations. SFAS No. 142, Goodwill and Other Intangible Assets establishes standards for goodwill acquired in a business combinations and sets forth methods to periodically evaluate goodwill for impairment at least annually. The purchase method of accounting for business combinations requires that the assets acquired and liabilities assumed are recorded at their respective estimated fair values as of the closing date. The excess of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, should be recorded as goodwill and evaluated for impairment thereafter at least annually. Financial statements of Hanmi issued after the consummation of the merger are required to reflect those values, as well as the results of operations of the combined company beginning after the closing date of the merger. Financial statements of Hanmi issued prior to the consummation of the merger will not be restated to reflect PUB’s historical financial condition or results of operations.

     The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2004 give effect to the merger, including the related issuances by Hanmi, in private placement transactions, of 3,947,369 shares of common stock for an aggregate $71.8 million in cash and $80.0 million of junior subordinated notes to finance part of the cash portion of the merger consideration, as if the merger had occurred on January 1, 2004. The proceeds from such private placement transactions were used to finance the acquisition of the shares of PUB common stock held by the Trust formed to hold Korea Exchange Bank’s shares of PUB common stock. The Trust held approximately 62% of the PUB shares outstanding.

     The unaudited pro forma condensed combined statement of financial condition as of March 31, 2004 gives effect to the merger (including the related planned issuances by Hanmi of additional common shares and junior subordinated notes to finance part of the cash portion of the merger consideration) as if the merger had occurred at March 31, 2004.

     We prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting, treating Hanmi as the acquirer. Accordingly, Hanmi’s estimated cost of approximately $324.7 million to acquire PUB has been allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. Any excess of the purchase price over the estimated fair value of net assets acquired has been recorded as goodwill. Independent valuation experts currently are assisting management in determining the value of a substantial portion of these net assets, and preliminary estimates of the fair values of PUB’s net assets have been reflected in these pro forma condensed combined financial statements. However, the final values of a portion of them are dependent upon future events, including the outcome of negotiations with the lessors of various facilities formerly occupied by PUB. The final determination of the fair values of PUB’s assets and liabilities will be completed as soon as possible but no later than one year following the acquisition date.

     No estimates of business integration costs or anticipated cost savings, potential revenue enhancements or synergies that Hanmi or PUB expect to realize in connection with the merger have been reflected in the unaudited pro forma combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect the impact of conforming PUB’s accounting policies to those of Hanmi’s, as the impact, if any, has not yet been determined.

Note 2 — Merger Consideration

     Under the terms of the merger agreement, Hanmi issued 6,209,327 shares of Hanmi common stock and approximately $164.6 million in cash for the 10,908,821 outstanding shares of PUB common stock and existing options held by PUB management and directors to acquire 59,443 shares of PUB common stock. Based on an initial exchange ratio of 1.1560 shares of Hanmi stock, the transaction was comprised of approximately 54.9 percent cash and approximately 45.1 percent stock, and it is contemplated that it will qualify as a tax-deferred reorganization.

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

Based upon the average closing price of $25.06 of Hanmi’s common stock for the period two days before and two days after the April 29, 2004 pricing of the merger agreement, the total fair value of the merger consideration at that date was approximately $325.4 million, as set forth in Note 3 below.

Note 3 — Purchase Price and Acquisition Costs

     For purposes of the accompanying unaudited pro forma condensed combined financial statements, the purchase price has been estimated as follows:

(dollars in thousands, except share price)
Common stock:
Number of shares of PUB stock outstanding as of April 30, 2004 less shares acquired for cash	5,371,390
Exchange ratio	1.156

6,209,327
Multiplied by Hanmi’s average stock price for the period two days before and two days after the April 29, 2004 pricing of the merger agreement	$25.06

155,606
Stock options:
Estimated fair value of 68,707 Hanmi stock options to be issued in exchange for 59,443 PUB outstanding stock options, calculated using the Black-Scholes option pricing model, modified for dividends, with model assumptions estimated as of April 30, 2004 and a Hanmi stock price of $25.06, the average stock price for the period two days before through two days after the April 29, 2004 pricing of the merger agreement.	1,063
Cash	164,562
Transaction costs – cash	3,320
– stock warrant	145

Total estimated purchase price	$324,696

     For the purposes of these unaudited pro forma condensed combined financial statements, the purchase price estimated above has been allocated based on estimates of the fair values of the assets acquired and liabilities assumed. The final valuation of net assets acquired will be completed as soon as possible but no later than one year from the acquisition date. To the extent estimates need to be adjusted, they will be adjusted.

(dollars in thousands)
Book value of net assets acquired	$113,541
Adjustments:
Adjustment to record acquired securities at estimated fair value	(1,489)
Adjustment to record acquired loans at estimated fair value	376
Adjustment to record acquired fixed assets at estimated fair value	5,459
Adjustment to record core deposit intangible asset	13,137
Adjustment to record various other assets at estimated fair value	(48)
Adjustment to record interest-bearing deposits at fair value	(264)
Adjustment to record other borrowings at fair value	(789)
Adjustment to record severance benefits associated with the elimination of positions, termination of certain contractual obligations of PUB and other miscellaneous adjustments	(4,512)
Adjustment to record goodwill associated with the acquisition of PUB	199,285

Estimated purchase price	$324,696

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

     It is expected that the deferred income tax assets and liabilities will reverse during the periods of, and in proportion to, the amortization/accretion of the related purchase accounting adjustments to identifiable tangible and intangible assets and liabilities. The estimated amortization of this aggregate adjustment is shown as a net adjustment in the attached unaudited pro forma condensed combined financial statements using the straight-line method assuming an expected weighted average life of approximately ten years.

Note 4 — Pro Forma Adjustments

     (a) To reflect the cash portion of the purchase price and transaction costs of approximately $164.6 million and $2.8 million, respectively, as described in Note 3.

     (b) To reflect the debt issuance on April 28, 2004 of $19.9 million in interest-bearing junior subordinated notes to partially fund the cash portion of the merger consideration after issuance cost.

     (c) To reflect the issuance, in a private placement transaction, of 3,947,369 shares of Hanmi common stock at $19.00 per share, aggregating $71.8 million after issuance costs, to partially fund the cash portion of the merger consideration and 239,279 stock warrants at $19.00 per share issued in connection with the private placement transaction.

     (d) To reflect 6,209,327 shares of Hanmi common stock issued in exchange for a portion of the shares of PUB common stock and stock options at an exchange ratio of 1.1560 based on the average closing price for the period two days before through two days after the April 29 pricing of the merger agreement of $25.06. The proceeds from the private placement transactions described in pro forma adjustments (b) and (c) above were used to finance the acquisition of most of the shares of PUB common stock held by the Trust. The shares of Hanmi common stock issued as described in this pro forma adjustment (d) were used to acquire the remaining shares of PUB common stock held by the Trust, as well as all shares of PUB common stock held by all other shareholders, and existing options held by PUB management and directors to acquire shares of PUB common stock.

     (e) To reflect 68,707 Hanmi common stock options issued in exchange for outstanding PUB stock options.

     (f) To reflect elimination of PUB equity components.

     (g) To reflect the preliminary excess of purchase price over book value of net assets to be acquired as described in the preceding Note 3 to these unaudited pro forma condensed combined financial statements, $207.2 million, including the intangible related to customer deposits of $13.1 million, and its related income tax effects, $7,948.

     (h) To reclassify previously capitalized transaction costs from other assets to goodwill.

     (i) To reflect in net interest income the estimated amortization of purchase accounting adjustments on interest-earning assets, including loans receivable, net of interest-bearing deposits and other borrowings; to reflect the estimated depreciation of bank premises in occupancy and equipment expense; and to reflect estimated amortization of customer core deposit intangible assets in other operating expenses using the straight-line method over their expected weighted average lives.

     For the purposes of the unaudited pro forma condensed combined statements of operations the straight-line method is used to estimate the amortization of the core deposit intangible asset, because Hanmi management has not yet determined whether another method of amortization is indicated by the pattern of attrition among PUB’s depositors. If another method were to be used, the results could be materially different.

     (j) To reflect interest income related to the investment of a total of $2.5 million in equity securities related to junior subordinated notes, assuming rates based on the three-month LIBOR at December 31, 2003, in accordance with the terms of the agreements dated January 8, March 15, 2004, and April 28, 2004, as follows:

		Three-Month
Date	Principal	LIBOR	Spread	Rate	Interest
	(dollars in thousands)
January 8, 2004	$928	1.15%	2.90%	4.05%	$9.5
March 15, 2004	928	1.15%	2.90%	4.05%	9.5
April 28, 2004	619	1.15%	2.63%	3.78%	5.9

	$2,475				$24.9

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED
FINANCIAL STATEMENTS — (Continued)

     To reflect interest expense related to the issuance of a total of $82.5 million of junior subordinated notes, assuming rates based on the three-month LIBOR at December 31, 2003, in accordance with the terms of the agreements dated January 8, March 15, 2004, and April 28, 2004, as follows:

		Three-Month
Date	Principal	LIBOR	Spread	Rate	Interest
	(dollars in thousands)
January 8, 2004	$30,928	1.15%	2.90%	4.05%	$317
March 15, 2004	30,928	1.15%	2.90%	4.05%	317
April 28, 2004	20,619	1.15%	2.63%	3.78%	197

	$82,475				$831

     (k) To reflect the decrease in interest income resulting from the decrease in cash in the amount of the excess, approximately $16.3 million, of (1) the cash portion of the merger consideration, approximately $164.6 million plus Hanmi acquisition costs of approximately $3.3 million, (described in Note 3) over (2) the proceeds, $151.6 million, of the private placement transactions described in pro forma adjustments (b) and (c) above at the fully taxable-equivalent rate of 3.8% for the three-month period ended March 31, 2004, representing Hanmi’s weighted average yield on earning assets other than loans during such period.

     (l) To reflect the impact of income taxes associated with these pro forma adjustments to operating results at a 39% combined effective income tax rate.

     (m) Pro forma earnings per share was calculated using Hanmi’s historical shares outstanding for the period presented, in addition to 3,947,369 shares of Hanmi common stock issued in a private placement transaction to partially fund the cash portion of the merger consideration as described in pro forma adjustment (c), and 6,209,327 shares of Hanmi common stock as described in pro forma adjustment (d).

     For purposes of determining the pro forma earnings per share amounts, the issuance of shares is assumed to have occurred on January 1, 2004.

		Pro Forma	Pro Forma
	Historical	Adjustments	Combined
For the Three Months Ended March 31, 2004:
Weighted average basic shares outstanding	14,201,594	10,156,696	24,358,290
Weighted average diluted shares outstanding	14,486,213	10,254,115	24,740,328

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004	Hanmi Financial Corporation
	By:	/s/ JAE WHAN YOO
Jae Whan Yoo
President and Chief Executive Officer